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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 June 11, 1997
                       (Date of Earliest Event Reported)

                              McKESSON CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                       1-13252                    94-3207296
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification
                                                                  Number)


            McKesson Plaza, One Post Street, San Francisco, CA 94104 (Address of principal executive offices, including Zip Code)



                                 (415) 983-8300
              (Registrant's telephone number, including area code)
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Item 5 - Other Events.
----------------------


        On June 11, 1997, McKesson Corporation (the "Company") executed an Underwriting Agreement in connection with the previously announced secondary offering of 2,791,738 shares of common stock of the Company, par value $.01 per share ("Shares"), on behalf of certain selling stockholders. The Company is filing this Current Report on Form 8-K in connection with the resale of the Shares under the Company's shelf registration statement on Form S-3 (Registration No. 333-26103), which was declared effective on June 9, 1997.

        This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of the shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


                                       2
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Item 7(c) - Exhibits.
---------------------

1.1 Underwriting Agreement, dated June 11, 1997, by and among McKesson Corporation, Morgan Stanley & Co. Incorporated and the Selling Stockholders named in Schedule I thereto.

                                       3
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            McKESSON  CORPORATION
                            (Registrant)



Date: June 13, 1997         By:    /s/ Nancy A. Miller
                                 ---------------------
                            Name:   Nancy A. Miller
                            Title:  Vice President and
                                    Corporate Secretary

                                       4
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                                 EXHIBIT INDEX
                                 -------------

Exhibit
-------

1.1 Underwriting Agreement, dated June 11, 1997, by and among McKesson Corporation, Morgan
     Stanley & Co. Incorporated and the Selling
     Stockholders named in Schedule I thereto.